As filed with the Securities and Exchange Commission on August 13, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sify Limited

(Exact Name of Registrant as Specified in Its Charter)

Republic of India (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (IRS Employer Identification Number)

Tidel Park, 2nd Floor
No. 4, Canal Bank Road, Taramani
Chennai 600 113, India
(91) 44-254-0770
(Address of Principal Executive Offices)

 ASSOCIATE STOCK OPTION PLAN 1999
ASSOCIATE STOCK OPTION PLAN 2000
ASSOCIATE STOCK OPTION PLAN 2002
(Full Title of the Plan)

 CT CORPORATION SYSTEM
111 8th Avenue
New York, New York 10011
(212) 894-8940

 Copy to:
Anthony J. Richmond, Esq.
Latham & Watkins LLP
135 Commonwealth Drive
Menlo Park, California 94025
(650) 328-4600

 (Name and Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum
	to be	Offering Price	Aggregate Offering	Amount of
Title of Securities to be Registered	Registered(1)	Per Share (2)	Price (2)(3)	Registration Fee

Equity shares, par value Rs. 10 per share	633,000	$5.43	$3,437,190	$279

(1)	This registration statement shall also cover any additional Equity Shares which become issuable under the Associate Stock Option Plan 1999, Associate Stock Option Plan 2000 and Associate Stock Option Plan 2002 by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding Equity Shares.

(2)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the American Depositary Shares as reported on the Nasdaq National Stock Market on August 11, 2003 in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended.

(3)	American Depositary Shares, each representing one Equity Share, issuable upon deposit of Equity Shares, have been registered on a separate Registration Statement on Form F-6 (File No. 333-10982), as amended.

Proposed sale to take place as soon after the effective date of the Registration
Statement as shares are issued pursuant to the terms of the Plans.

PART I

     The information called for in Part I of the Form S-8 is not being filed with or included in this Registration Statement on Form S-8 (the “Registration Statement”) (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents filed with the Commission by the Registrant are incorporated as of their respective dates in this Registration Statement on Form S-8 by reference:

•	the Registrant’s Annual Report on Form 20-F, filed with the Commission on July 3, 2003;

•	the Registrant’s Current Report on Form 6-K, filed with the Commission on June 2, 2003; and

•	the Registrant’s Current Report on Form 6-K, filed with the Commission on August 1, 2003.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     The Registrant has obtained directors and officers insurance providing indemnification for a number of its directors, officers, affiliates, partners or employees for specified errors and omissions.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

4.1	Share Subscription and Shareholders’ Agreement, dated as of February 5, 1999, by and among Sify Limited, Satyam Computer Services Limited, South Asia Regional Fund and Mr. B. Ramalinga Raju. (Previously filed as an exhibit to Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-10852) filed with the Commission on October 4, 1999 and incorporated herein by reference.)

4.2	Amendment No. 1 to Share Subscription and Shareholders’ Agreement, dated as of September 14, 1999, by and among Sify Limited, Satyam Computer Services Limited, South Asia Regional Fund and Mr. B. Ramalinga Raju. (Previously filed as an exhibit to Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-10852) filed with the Commission on October 4, 1999 and incorporated herein by reference.)

4.3	Deposit Agreement, dated as of October 18, 1999, among Sify Limited, Citibank, N.A. and holders from time to time of American Depositary Receipts issued thereunder (including as an exhibit, the form of American Depositary Receipt). (Previously filed as an exhibit to the Registration Statement on Form F-1 (File No. 333-96111) filed with the Commission on February 3, 2000 and incorporated herein by reference.)

4.4	Amendment No. 1 to the Deposit Agreement. (Previously filed as an exhibit to Registration Statement on Form F-1 (File No. 333-96111) filed with the Commission on February 3, 2000 and incorporated herein by reference.)

4.5	Amendment No. 2 to the Deposit Agreement. (Previously filed as an exhibit to the Registration Statement on Form S-8 (File No. 333-101322) filed with the Commission on November 20, 2002 and incorporated herein by reference.)

4.6	Investor Rights Agreement, dated as of October 7, 2002, by and among Sify Limited, SAIF Investment Company, Venture Tech Solutions Pvt. Ltd. and Satyam Computer Services, Limited (Previously filed as an exhibit to the Report on Form 6-K (File No. 000-27663) filed with the Commission on October 25, 2002 and incorporated herein by reference.)

4.7	Registration Rights Agreement, dated as of October 7, 2002, by and between Sify Limited and SAIF Investment Company. (Previously filed as an exhibit to the Report on Form 6-K (File No. 000-27663) filed with the Commission on October 25, 2002 and incorporated herein by reference.)

5.1	Opinion of M.G. Ramachandran.

10.1	Associate Stock Option Plan 1999 (including Deed of Trust). (Previously filed as an exhibit to Amendment No. 2 to the Registration Statement on Form F-1 (File No. 333-10852) filed with the Commission on October 13, 1999 and incorporated herein by reference.)

10.2	Associate Stock Option Plan 2000. (Previously filed as an exhibit to the Registration Statement on Form S-8 (File No. 333-101322) filed with the Commission on November 20, 2002 and incorporated herein by reference.)

10.3	Associate Stock Option Plan 2002.

23.1	Consent of M.G. Ramachandran (included in Exhibit 5.1).

23.2	Consent of KPMG, India, Independent auditors.

24.1	Power of Attorney (included on the signature page of this Registration Statement).

Item 9. Undertakings

     The undersigned registrant hereby undertakes:

     (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information to be included in a post-effective amendment to those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chennai, State of Tamil Nadu, Country of India, on this 13th day of August, 2003.

SIFY LIMITED

By:		/s/ R. Ramaraj

	Name: Title:	R. Ramaraj Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints R. Ramaraj and T.R. Santhanakrishnan, and each of them, as attorney-in-fact with the power of substitution, for him or her in any and all capacities, to sign any amendment to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 and otherwise), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or each of them individually, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ R. Ramaraj R. Ramaraj	Chief Executive Officer and Director (Principal Executive Officer)	August 13, 2003

/s/ T.R. Santhanakrishnan T.R. Santhanakrishnan	Chief Financial Officer (Principal Financial Officer)	August 13, 2003

/s/ K.N. Srinivasan K.N. Srinivasan	General Manager Finance (Principal Accounting Officer)	August 13, 2003

/s/ T.H. Chowdary T.H. Chowdary	Director	August 13, 2003

/s/ Donald Peck Donald Peck	Director	August 13, 2003

/s/ S. Srinivasan S. Srinivasan	Director	August 13, 2003

/s/ V. Srinivas V. Srinivas	Director	August 13, 2003

/s/ K. Thiagarajan K. Thiagarajan	Director	August 13, 2003

/s/ Sandeep Reddy Sandeep Reddy	Director	August 13, 2003

/s/ Eric Hsia Eric Hsia	Director	August 13, 2003

/s/ Ravi Chandra Adusumalli Ravi Chandra Adusumalli	Director	August 13, 2003

INDEX TO EXHIBITS

EXHIBIT

4.1	Share Subscription and Shareholders’ Agreement, dated as of February 5, 1999, by and among Sify Limited, Satyam Computer Services Limited, South Asia Regional Fund and Mr. B. Ramalinga Raju. (Previously filed as an exhibit to Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-10852) filed with the Commission on October 4, 1999 and incorporated herein by reference.)

4.2	Amendment No. 1 to Share Subscription and Shareholders’ Agreement, dated as of September 14, 1999, by and among Sify Limited, Satyam Computer Services Limited, South Asia Regional Fund and Mr. B. Ramalinga Raju. (Previously filed as an exhibit to Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-10852) filed with the Commission on October 4, 1999 and incorporated herein by reference.)

4.3	Deposit Agreement, dated as of October 18, 1999, among Sify Limited, Citibank, N.A. and holders from time to time of American Depositary Receipts issued thereunder (including as an exhibit, the form of American Depositary Receipt). (Previously filed as an exhibit to the Registration Statement on Form F-1 (File No. 333-96111) filed with the Commission on February 3, 2000 and incorporated herein by reference.)

4.4	Amendment No. 1 to the Deposit Agreement. (Previously filed as an exhibit to Registration Statement on Form F-1 (File No. 333-96111) filed with the Commission on February 3, 2000 and incorporated herein by reference.)

4.5	Amendment No. 2 to the Deposit Agreement. (Previously filed as an exhibit to the Registration Statement on Form S-8 (File No. 333-101322) filed with the Commission on November 20, 2002 and incorporated herein by reference.)

4.6	Investor Rights Agreement, dated as of October 7, 2002, by and among Sify Limited, SAIF Investment Company, Venture Tech Solutions Pvt. Ltd. and Satyam Computer Services, Limited. (Previously filed as an exhibit to the Report on Form 6-K (File No. 000-27663) filed with the Commission on October 28, 2002 and incorporated herein by reference.)

4.7	Registration Rights Agreement, dated as of October 7, 2002, by and between Sify Limited and SAIF Investment Company. (Previously filed as an exhibit to the Report on Form 6-K (File No. 000-27663) filed with the Commission on October 28, 2002 and incorporated herein by reference.)

5.1	Opinion of M.G. Ramachandran.

10.1	Associate Stock Option Plan 1999 (including Deed of Trust). (Previously filed as an exhibit to Amendment No. 2 to the Registration Statement on Form F-1 (File No. 333-10852) filed with the Commission on October 13, 1999 and incorporated herein by reference.)

10.2	Associate Stock Option Plan 2000. (Previously filed as an exhibit to the Registration Statement on Form S-8 (File No. 333-101322) filed with the Commission on November 20, 2002 and incorporated herein by reference.)

10.3	Associate Stock Option Plan 2002.

23.1	Consent of M.G. Ramachandran (included in Exhibit 5.1).

23.2	Consent of KPMG, India, Independent auditors.

24.1	Power of Attorney (included on the signature page of this Registration Statement).